Exhibit 21.1

Subsidiaries of BRE Select Hotels Corp

Name	Jurisdiction of Incorporation / Organization
Apple Six Anchorage Management, Inc.	Virginia
Apple Six Foothill Ranch Services, Inc.	Virginia
Apple Six Hospitality Management, Inc.	Virginia
Apple Six North Carolina, L.P.	Virginia
Apple Six Services AK Holdings, Inc.	Virginia
Apple Six Services Anchorage I, LLC	Virginia
Apple Six Services Anchorage II, LLC	Virginia
Apple Six Services General, Inc.	Virginia
Apple Six Services Glendale, Inc.	Virginia
Apple Six Services Hillsboro CY, Inc.	Virginia
Apple Six Services Huntsville, Inc.	Virginia
Apple Six Services I, LLC	Virginia
Apple Six Services II, LLC	Virginia
Apple Six Services III, LLC	Virginia
Apple Six Services Limited, Inc.	Virginia
Apple Six Services Montgomery, Inc.	Virginia
Apple Six Services Savannah, Inc.	Virginia
Apple Six Services Tennessee, L.P.	Virginia
Apple Six Services TN General, Inc.	Virginia
Apple Six Services TN Limited, Inc.	Virginia
Blumberg-Dothan Motel II, L.L.C.	Alaska
BRE Select Hotels Anchorage LLC	Virginia
BRE Select Hotels Clearwater LLC	Delaware
BRE Select Hotels Foothill Ranch LLC	Delaware
BRE Select Hotels Fort Worth GP LLC	Delaware
BRE Select Hotels Fort Worth L.P.	Delaware
BRE Select Hotels Fort Worth Operating LLC	Delaware
BRE Select Hotels Holdco LLC	Delaware
BRE Select Hotels Hotels AZ LLC	Delaware
BRE Select Hotels Hotels Redmond LLC	Delaware
BRE Select Hotels Mezz 1A LLC	Delaware
BRE Select Hotels Mezz 1B LLC	Delaware
BRE Select Hotels Mezz 2A LLC	Delaware
BRE Select Hotels Mezz 2B LLC	Delaware
BRE Select Hotels NC GP LLC	Delaware
BRE Select Hotels NC L.P.	Delaware
BRE Select Hotels North Carolina GP LLC	Virginia
BRE Select Hotels North Carolina Limited LLC	Virginia
BRE Select Hotels Operating LLC	Delaware
BRE Select Hotels PA Holdings LLC	Delaware
BRE Select Hotels PA LLC	Delaware
BRE Select Hotels Properties LLC	Delaware
BRE Select Hotels Southeast LLC	Delaware
BRE Select Hotels SPE Hillsboro CY LLC	Virginia
BRE Select Hotels Tennessee LLC	Virginia
BRE Select Hotels Texas General LLC	Virginia
BRE Select Hotels Texas Limited LLC	Virginia
BRE Select Hotels Texas Partners L.P.	Virginia
BRE Select Hotels Tuscaloosa LLC	Delaware
BRE Select Hotels TX GP LLC	Delaware
BRE Select Hotels TX L.P.	Delaware
Davis Highway Motel LLC	Florida
Fort Worth RI GP LLC	Delaware
Fort Worth RI L.P.	Delaware
RI-Lakeland, L.L.C.	Florida
Sunbelt Hotel Enterprises, Inc.	Alabama
Sunbelt Hotels-Florida II, L.L.C.	Florida
Sunbelt-CAG, L.L.C.	Florida
Sunbelt-CPC, L.L.C.	Florida
Sunbelt-FCF, L.L.C.	Florida
Sunbelt-Huntsville II, L.L.C.	Alabama
Sunbelt-IDA, L.L.C.	Alabama
Sunbelt-IPF, L.L.C.	Florida
Sunbelt-RCG, L.L.C.	Alabama
Sunbelt-FOF, L.L.C.	Florida